Exhibit 99.1

7999 Perfumania CST_01 2/22/12 12:01 PM Page 1

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

Please mark your votes like this

1. To approve an amendment of Perfumania’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Perfumania common stock to 35,000,000 shares.

FOR AGAINST ABSTAIN

2. To approve the issuance of shares of Perfumania common stock in connection with the proposed merger between Perfumania and Parlux Fragrances,Inc.

FOR AGAINST ABSTAIN

3. To transact such other business as may be in furtherance of or incidental to the foregoing.

PLEASE MARK, SIGN AND DATE THIS PR OXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Label area4”x 1 1/2

Signature Signature ( If held jointly) Date

Note : Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When shares are he ld by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation ,please sign in full corporate name by president or other authorized officer. If partnership ,please sign in the partnership name by authorized person.

7999 Perfumania CST_01 2/22/12 12:01 PM Page 2

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

PERFUMANIA HOLDINGS, INC. 35 Sawgrass Drive, Suite 2 Bellport, New York 11713 PROXY FOR SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS The undersigned holder of common stock of Perfumania Holdings, Inc., a Florida corporation (the “Company”), hereby appoints each of Michael W. Katz, Joseph Bouhadana and Paul Garfinkle, or their successors, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company held of record by the undersigned at the close of business on March 1, 2012 at the Company’s Special Meeting of Stockholders, to be held on at the Perfumania Holdings, Inc. corporate office, 35 Sawgrass Drive, Suite 2, Bellport, New York, 11713, and at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO APPROVE BOTH THE PROPOSAL TO AMEND THE PERFUMANIA CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PERFUMANIA COMMON STOCK TO 35,000,000 SHARES AND THE PROPOSAL TO APPROVE THE ISSUANCE OF PERFUMANIA COMMON STOCK IN CONNECTION WITH THE PROPOSED MERGER BETWEEN PERFUMANIA AND PARLUX FRAGRANCES, INC. PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED (Continued, and to be marked, dated and signed, on the other side)